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                                                                    Exhibit 10.3

                                FIRST AMENDMENT

This First Amendment is entered and made as of October 6, 2000 (the "Amendment") as an amendment to the Agreement dated as of July 29, 1994 by and between US Airways, Inc. ("US Airways") (previously US Air, Inc.) and MESA AIRLINES, INC., d/b/a/FLORIDAGULF AIRLINES ("Contractor") (the "Agreement").

                                  WITNESSETH:

WHEREAS, US Airways and Contractor have entered into the Agreement; and

WHEREAS, US Airways and Contractor desire to amend certain provisions of the Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, US Airways and Contractor hereby agree as follows:

1. Section 9.01(a) of the Agreement is hereby amended by deleting that provision in its entirety and substituting the following language in lieu thereof:

     "(a) This Agreement will become effective on the date first written above and will continue in effect thereafter through July 29, 2005, unless it is terminated at an earlier date pursuant to one or more of the provisions of this Article 9."

2. Except as amended hereby, the Service Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

MESA AIRLINES, INC.                       US AIRWAYS, INC.



/s/ Jonathan Ornstein                     /s/ Thomas M. Hanley    10/16/00
-----------------------------------       ----------------------------------
By: Jonathan Ornstein                     By: Thomas M. Hanley
Title: Chairman                           Title: Vice President
                                                 US Airway Express